UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant's Telephone Number, including area code: (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 -    Entry into a Material Definitive Agreement

Effective April 24, 2013, and in connection with our previously announced transaction to monetize 95% of our Wolfberry oil and gas reserves, leasehold interests and facilities located in Andrews County, Texas (the “Andrews Transaction”), we amended our Second Amended and Restated Credit Agreement dated as of November 29, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to a Seventh Amendment to Second Amended and Restated Credit Agreement and Limited Consent (the “Amendment”) dated as of April 5, 2013 by and among Clayton Williams Energy, Inc., a Delaware corporation, as Borrower, certain of our subsidiaries, as Guarantors, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Among other things, the Amendment (1) permits our consummation of the Andrews Transaction, (2) allows for future investments by us in connection therewith and (3) reduces the aggregate commitment of the Lenders under the Credit Agreement from $585 million to $470 million.
This description of the Amendment is only a summary of, and is qualified in its entirety by reference to, the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 -     Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number	Description

10.1	Seventh Amendment to Second Amended and Restated Credit Agreement and Limited Consent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	April 30, 2013	By:	/s/ Mel G. Riggs
Mel G. Riggs
Executive Vice President and Chief
Operating Officer

Date:	April 30, 2013	By:	/s/ Michael L. Pollard
Michael L. Pollard
Senior Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Seventh Amendment to Second Amended and Restated Credit Agreement and Limited Consent